CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of GL Beyond Income Fund and to the use of our report dated May 9, 2013 on the financial statements and financial highlights of GL Beyond Income Fund.  Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

May 28, 2013